UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 28, 2009

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-16217	33-0041789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification no.)

429 Memory Lane, Marshall, Texas 75672

(Address of principal executive offices)

(972) 996-5750

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events.

Item 8.01. Other Events.

As reported in NATG’s last Form 10-Q, the Company’s viability and ability to pay or refinance its debt obligations, and to pay quarterly interest, in cash, on the $14,000,000 loan (the “Construction Loan”) payable to Opus 5949 LLC (“Opus”), and to maintain adequate liquidity, depended on a number of factors. One of those factors included the ability to obtain additional orders at prices that yielded positive gross margins. The Company has not obtained such orders.

On August 20, 2009, Opus funded a $100,000 loan to the Company, but recently declined to provide additional funding requested by the Company and necessary for the Company to continue operations. Effective August 28, 2009, the Company’s manufacturing plant in Marshall, Texas substantially decreased its operations to a level that will allow it only to complete an existing tie order. The Company has retained bankruptcy counsel to advise it of its options under the bankruptcy code.

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

Dated:	August 25, 2009

By:	/s/ JOE B. DORMAN
Joe B. Dorman, Secretary